UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - April 17, 2006

HARLEYSVILLE NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

483 Main Street
Harleysville, Pennsylvania 19438
(Address of principal executive office and zip code)

(215) 256-8851
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01 Other Events

On April 17, 2006, Harleysville National Corporation announced that its wholly owned subsidiary, Harleysville National Bank, has established an agent issuing relationship with Elan Financial Services, a national credit card issuer. Under the agreement, Elan Financial Services has purchased the bank’s existing credit card portfolio, and subsequently will issue credit cards for the bank under the Harleysville name.

As of March 31, 2006, the bank held approximately $14.5 million in credit card receivables. Harleysville National Corporation expects to report a gain for the second quarter of 2006 from the sale, net of federal income taxes, of approximately $900,000 or $.03 per diluted share.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

Exhibit 99.1

Press Release issued by Harleysville National Corporation, dated April 17, 2006, titled “Harleysville National Corporation announcing issuing relationship with Elan Financial Services.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       HARLEYSVILLE NATIONAL CORPORATION

Dated: April 17, 2006                                /s/ George S. Rapp
                       George S. Rapp, SVP and Chief Financial Officer

EXHIBIT INDEX

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Exhibit 99.1 Press Release, dated April 17, 2006 of Harleysville National Corporation announcing that its wholly owned subsidiary, Harleysville National Bank, has established an agent issuing relationship with Elan Financial Services, a national credit card issuer that has purchased the bank’s existing credit card portfolio, and subsequently will issue credit cards for the bank under the Harleysville name.	5